Exhibit 99.1

FOR IMMEDIATE RELEASE

Enviri Announces Update to its Board of Directors Refreshment Plan

•	Enters into Cooperation Agreement with Neuberger Berman Investment Advisers

PHILADELPHIA (Jan. 21, 2025) – Enviri Corporation (NYSE: NVRI), a global, market-leading provider of environmental solutions for industrial and specialty waste streams, today announced that, under its ongoing Board refreshment plan, the Company will add two new independent directors to its Board of Directors this year as part of a cooperation agreement with Neuberger Berman Investment Advisers (“Neuberger Berman”).

Enviri has refreshed its Board with three new members within the last four years and has anticipated making further enhancements with a focus on skillsets that will advance the Company’s longer-term strategy. To that end, the Enviri Board will appoint two new independent directors mutually agreed upon by the Company and Neuberger Berman, the first in connection with the Company’s 2025 Annual Meeting of Stockholders and the second within eight months. Consistent with the Company’s Corporate Governance Principles and its Board refreshment plan, one incumbent director will not stand for re-election at the 2025 Annual Meeting, and a second will not stand for re-election at the following Annual Meeting. In addition, the Company expects to continue to make changes to its Board of Directors in 2026 as part of its Board refreshment plan.

“Excellence in corporate governance, ongoing board refreshment and active engagement with stockholders are fundamental to Enviri, and we are pleased to continue building on these principles with today’s announcement,” said Enviri Chairman and CEO Nick Grasberger. “We look forward to welcoming exemplary members to our Board this year and in the future. Our directors are focused squarely on the execution of Enviri’s strategic priorities to drive meaningful growth and deliver sustainable value, and we will continue to engage with Neuberger Berman and our stockholders as we progress on these initiatives.”

Benjamin Nahum, Senior Portfolio Manager and Managing Director, Neuberger Berman, commented, “We have been long-term shareholders in Enviri and strongly believe in the Company and its share price potential. Enviri is at an inflection point as the Company executes its transformation, and we believe that there is significant value to be unlocked. We are committed to working with management to achieve the Company’s full potential. In this spirit, we look forward to collaborating with the Board to identify candidates whose expertise can address the Company’s operating priorities while promoting long-term shareholder value. With the support of fresh voices on its Board, we are confident in Enviri and its management team’s ability to position the Company to drive increased value for stockholders. We also appreciate the ongoing, constructive dialogue we have had with Enviri over the years.”

Enviri and Neuberger Berman have entered into a customary cooperation agreement. The full cooperation agreement will be filed by Enviri on a Form 8-K with the U.S. Securities and Exchange Commission.

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Forward-Looking Statements

This press release contains forward-looking statements intended to be covered by the “safe harbor” provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements can be identified by the use of such terms as “may,” “could,” “expect,” “anticipate,” “intend,” “believe,” “likely,” “estimate,” “outlook,” “plan,” “contemplate,” “project,” “target” or other comparable terms. Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to those set forth on the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

About Enviri

Enviri is transforming the world to green, as a trusted global leader in providing a broad range of environmental services and related innovative solutions. The Company serves a diverse customer base by offering critical recycle and reuse solutions for their waste streams, enabling customers to address their most complex environmental challenges and to achieve their sustainability goals. Enviri is based in Philadelphia, Pennsylvania and operates in more than 150 locations in over 30 countries. Additional information can be found at www.enviri.com.

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